UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
KOS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0670898 (I.R.S. Employer Identification No.)
1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(609) 495-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
KOS INCENTIVE PLAN (F/K/A KOS PHARMACEUTICALS, INC. 1996 STOCK OPTION PLAN)
(Full titles of the Plans)
Adrian Adams
President, Chief Executive Officer and Director
Kos Pharmaceuticals, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512-3618
(609) 495-0500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies of all communications to:
Steven Sonberg, Esq.
Holland & Knight LLP
701 Brickell Avenue
Suite 3000
Miami, FL 33131
(305) 374-8500
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to	Offering Price Per	Aggregate Offering	Amount of
Registered	be Registered(1)	Share(2)	Price(2)	Registration Fee(3)
Common Stock, $.01 par value	5,000,000	$37.49	$187,450,000	$20,057.15

(1)	Represents additional shares of Kos Pharmaceuticals, Inc. Common Stock, par value $.01 (the “Common Stock”), to be issued pursuant to the Kos Incentive Plan (f/k/a Kos Pharmaceuticals, Inc. 1996 Stock Option Plan, as amended).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices reported on the Nasdaq National Market on June 29, 2006.
(3)	Registration fees were previously paid for the Kos Incentive Plan (f/k/a Kos Pharmaceuticals, Inc. 1996 Stock Option Plan) filed on a Form S-8 registration statement (4,000,000 shares; Registration No. 333-35533), for an amendment to the plan filed on a Form S-8 Registration Statement (3,000,000 shares Registration No. 333-59396), for an amendment filed on a Form S-8 Registration Statement (5,000,000 shares Registration No. 333-90382) and for another amendment filed on a Form S-8 Registration Statement (5,000,000 shares Registration No. 333-125622). The Kos Incentive Plan (f/k/a Kos Pharmaceuticals, Inc. 1996 Stock Option Plan) has been further amended to increase the number of covered shares from 17,000,000 to 22,000,000. The fee being paid herewith pertains to the 5,000,000 additional shares.

EXPLANATORY NOTE
     As permitted by General Instruction E of Form S-8, Kos Pharmaceuticals, Inc. (the “Company”) hereby incorporates by reference the information contained in the earlier registration statements on Form S-8 (Registration No. 333-35533), (Registration No. 333-59396), (Registration No. 333-90382) and (Registration No. 333-125622) relating to the Kos Incentive Plan (f/k/a Kos Pharmaceuticals, Inc. 1996 Stock Option Plan) (the “Plan”), filed with the Securities and Exchange Commission on September 12, 1997, April 23, 2001, June 13, 2002, and June 8, 2005, respectively, in connection with an increase from 17,000,000 to 22,000,000 in the number of shares of the Company’s Common Stock that may be issued under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number		Description

5	—	Opinion of Holland & Knight LLP

23.1	—	Consent of Holland & Knight LLP (included in Exhibit 5)

23.2	—	Consent of Independent Registered Public Accounting Firm

24	—	Powers of Attorney (included on the signature page to this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant, Kos Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Cranbury, State of New Jersey, on the 6th day of July, 2006.

KOS PHARMACEUTICALS, INC.
By:	/s/ Adrian Adams
Adrian Adams, President
and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adrian Adams and Andrew I. Koven and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the dates indicated.

Signature	Title	Date

/s/ Michael Jaharis Michael Jaharis	Chairman Emeritus of the Board of Directors	July 6, 2006

/s/ Daniel M. Bell Daniel M. Bell	Chairman of the Board of Directors	July 6, 2006

/s/ Robert E. Baldini Robert E. Baldini	Vice Chairman of the Board of Directors	July 6, 2006

/s/ Adrian Adams Adrian Adams	President, Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2006

/s/ Kevin P. Clarke Kevin P. Clarke	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 6, 2006

/s/ Juan F. Rodriguez Juan F. Rodriguez	Senior Vice President, Controller and Corporate Administration (Principal Accounting Officer)	July 6, 2006

/s/ John Brademas John Brademas	Director	July 6, 2006

/s/ Steven Jaharis Steven Jaharis	Director	July 6, 2006

Kevin T. Ferro	Director	July 6, 2006

Signature	Title	Date
/s/ Nicolaos E. Madias Nicolaos E. Madias	Director	July 6, 2006

/s/ Mark Novitch Mark Novitch	Director	July 6, 2006

/s/ William D. Pruitt William D. Pruitt	Director	July 6, 2006

Frederick B. Whittemore	Director	July 6, 2006

EXHIBIT INDEX

Exhibit Number		Description

5	—	Opinion of Holland & Knight LLP

23.1	—	Consent of Holland & Knight LLP (included in Exhibit 5)

23.2	—	Consent of Independent Registered Public Accounting Firm

24	—	Powers of Attorney (included on the signature page to this Registration Statement)